UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 27, 2012

Fidelity Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-22288	25-1705405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1009 Perry Highway, Pittsburgh, Pennsylvania	15237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(412) 367-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

FIDELITY BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.  Submission of Matters to a Vote of Security Holders

On November 27, 2012, the Registrant held a special meeting of shareholders (the “Special Meeting”) at which the following items were voted on.

1.	Adoption of the Agreement and Plan of Merger, dated as of July 19, 2012, by and among Fidelity Bancorp, Inc., Fidelity Savings Bank, WesBanco, Inc. and WesBanco Bank, Inc.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

2,401,921	61,427	21,288	353,847

2.	Approval in a non-binding advisory vote, of the compensation payable to the named executive officers in connection with the merger.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

2,321,438	137,986	39,288	353,847

Item 8.01  Other Events

On November 27, 2012, the Registrant issued a press release announcing the results of the voting at the Special Meeting, a copy of which is filed as Exhibit 99.1 hereto.  The Registrant also announced that the parties expect the proposed merger with WesBanco, Inc. to close on November 30, 2012.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.  Not applicable.

(b)           Pro Forma Financial Information.  Not applicable.

(c)           Shell Company Transactions.  Not applicable.

(d)           Exhibits.  The following exhibits are filed with this report.

No.                      Description

99.1                     Press Release dated November 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY BANCORP, INC.
Date: November 27, 2012	By:	/s/ Richard G. Spencer
Richard G. Spencer President and Chief Executive Officer